Exhibit 99.1

LifePoint Hospitals Reports Fourth Quarter and Year-End 2009 Results

Fourth Quarter EPS of $0.71 Per Share, Up 22.4% Year-Over-Year

Company Issues 2010 EPS Guidance of $2.50 - $2.80

BRENTWOOD, Tenn.--(BUSINESS WIRE)--February 19, 2010--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the fourth quarter and year ended December 31, 2009.

For the fourth quarter ended December 31, 2009, revenues from continuing operations were $746.9 million, up 10.7% from $674.9 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. for the fourth quarter ended December 31, 2009, increased 26.5% to $38.6 million, or $0.71 per diluted share, compared with income from continuing operations attributable to LifePoint Hospitals, Inc. of $30.4 million, or $0.58 per diluted share, for the same period last year. Net income attributable to LifePoint Hospitals, Inc. for the fourth quarter ended December 31, 2009, was $38.0 million, or $0.70 per diluted share, compared with $28.0 million, or $0.53 per diluted share, for the same period last year.

For the year ended December 31, 2009, revenues from continuing operations were $3.0 billion, up 9.7% from $2.7 billion for the prior year. Income from continuing operations attributable to LifePoint Hospitals, Inc. for the year ended December 31, 2009, increased 9.8% to $139.2 million, or $2.59 per diluted share, compared with $126.7 million, or $2.37 per diluted share, for the prior year. Net income attributable to LifePoint Hospitals, Inc. for the year ended December 31, 2009, was $134.1 million, or $2.49 per diluted share, compared with $103.0 million, or $1.93 per diluted share, for the prior year.

In commenting on the results, William F. Carpenter III, president and chief executive officer of LifePoint Hospitals, said, “We are pleased with the Company’s performance in the fourth quarter and throughout 2009. Although much has changed in the world since our inception ten years ago, LifePoint has remained committed to implementing strategies designed to achieve value for our shareholders. Our success is a tribute to our dedicated employees, our physicians and our patients and neighbors in the 47 communities in which we operate.

“Despite headwinds that affected our entire industry, we achieved strong financial results in 2009. We executed on a number of strategic initiatives throughout the year that were designed to drive growth in spite of the challenges we faced. As a result of our efforts, we set records for physician recruiting and retention, measurably improved quality, expanded services, completed a major acquisition and increased market share. We also maintained a keen focus on financial discipline, which will enable us to enter our second decade with a strong balance sheet, excellent liquidity and relatively low debt. As a result, we can continue to make investments to grow both organically and through acquisitions. We are excited about our company and its bright future.”

The Company also issued the following guidance for 2010:

Estimated Net Revenue	$3.1 – $3.2 billion
Estimated Adjusted EBITDA	$470 – $500 million
Estimated EPS	$2.50 – $2.80

A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals’ fourth quarter and year-end 2009 conference call will be available on line at www.LifePointHospitals.com and www.earnings.com today, Friday, February 19, 2010, beginning at 10:00 a.m. Eastern Time.

LifePoint Hospitals® is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 47 acute-care facilities in 17 states. With a mission of “Making Communities Healthier,” LifePoint is the sole community hospital provider in 44 of the communities it serves. More information about the Company, which is headquartered in Brentwood, Tennessee, can be found on its website, www.LifePointHospitals.com. All references to “LifePoint,” "LifePoint Hospitals," or the “Company” used in this release refer to LifePoint Hospitals, Inc. and its affiliates.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint’s future results are beyond LifePoint’s ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including, without limitation: (i) the high rate of unemployed, uninsured or under-insured individuals in the United States and, specifically, in the communities in which our hospitals are located; (ii) the dependence of many of our hospitals on a small number of local employers and the impact of company failures or plant or facility closings; (iii) reduced funding for (or payments from) the Medicaid or Medicare programs, growing state and federal budget deficits, the implementation of cost limits placed on hospitals by the government, or a reduction of Medicaid payments to us resulting from a successful challenge to one or more state Medicaid programs; (iv) increasingly aggressive efforts by government and commercial third-party payors to reduce healthcare spending or change the manner in which payments are made, including the possibility of fundamental and systematic healthcare reform; (v) increases in co-pays and deductibles, the cost of providing care to uninsured or under-insured persons who are not able to pay, continuing increases in accounts receivable from uninsured and “patient-due” accounts, and whether our reserves for “bad debt” are adequate or might increase; (vi) lower rates of hospital admissions and adjusted admissions, whether we have identified effective business strategies to improve patient volumes and revenues and whether we are successfully able to execute such business strategies; (vii) the ability to recruit and retain independent and employed physicians, other healthcare service providers and effective management personnel, and the dependence of many of our hospitals on a small number of admitting physicians; (viii) our reliance on information technology systems maintained by HCA-Information Technology & Services, Inc. and the cost and difficulties associated with converting facilities from one information system to another;(ix) rising operating costs including in hospital supplies and medical technology, in the cost and effectiveness of our compliance program, and in the legal and other costs associated with compliance with increasingly complex laws, rules and regulations; (x) the possibility of adverse changes in or requirements of state and federal laws, regulations, policies and procedures applicable to the Company, and the increasingly rigorous scrutiny from accreditation agencies, governmental regulators and enforcement agencies (through recovery audit contractors, electronic data mining, whistleblower-related investigations and other means); (xi) changes in the Company’s operating or expansion strategies and, if made, our ability to execute such changed strategies successfully; (xii) the geographic concentration of LifePoint’s operations and general economic and other conditions in the Company’s markets;(xiii) the ability to manage successfully risks, including those that could result in losses to us because we are significantly self-insured, the availability, cost and terms of insurance coverage and possible adverse outcomes of pending litigation (including self-insured litigation), and the risks associated with credentialing decisions; (xiv) the increasingly frequent requests by physicians for employment and the physician practice losses associated with employing physicians; (xv) our ability to successfully integrate and operate newly-acquired facilities and physician practices; and (xvi) those other risks and uncertainties described from time to time in LifePoint’s filings with the Securities and Exchange Commission. Therefore, LifePoint’s future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Dollars in millions, except per share amounts

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2009		2008		2009		2008
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$746.9	100.0%	$674.9	100.0%	$2,962.7	100.0%	$2,700.8	100.0%

Salaries and benefits	295.9	39.6	267.9	39.7	1,170.9	39.5	1,065.4	39.4
Supplies	104.9	14.0	93.3	13.8	409.1	13.8	372.6	13.8
Other operating expenses	132.3	17.8	127.6	19.0	538.0	18.2	499.8	18.5
Provision for doubtful accounts	94.3	12.6	78.5	11.6	375.4	12.7	313.2	11.6
Depreciation and amortization	36.9	5.0	34.3	5.0	143.0	4.8	132.1	5.0
Interest expense, net	26.0	3.5	27.0	4.0	103.2	3.5	107.7	4.0
Impairment charges	1.1	0.1	–	–	1.1	–	1.2	–
	691.4	92.6	628.6	93.1	2,740.7	92.5	2,492.0	92.3

Income from continuing operations before income taxes	55.5	7.4	46.3	6.9	222.0	7.5	208.8	7.7
Provision for income taxes	16.1	2.1	15.3	2.3	80.3	2.7	79.9	2.9
Income from continuing operations	39.4	5.3	31.0	4.6	141.7	4.8	128.9	4.8

Discontinued operations, net of income taxes:
(Loss) income from discontinued operations	(0.8)	(0.1)	0.2	–	(4.7)	(0.2)	(6.3)	(0.2)
Impairment charges	–	–	(2.6)	(0.3)	–	–	(17.1)	(0.7)
Gain (loss) on sales of hospitals	0.2	–	–	–	(0.4)	–	(0.3)	–
Loss from discontinued operations	(0.6)	(0.1)	(2.4)	(0.3)	(5.1)	(0.2)	(23.7)	(0.9)
Net income	38.8	5.2	28.6	4.3	136.6	4.6	105.2	3.9
Less: Net income attributable to noncontrolling interests	(0.8)	(0.1)	(0.6)	(0.1)	(2.5)	(0.1)	(2.2)	(0.1)
Net income attributable to LifePoint Hospitals, Inc.	$38.0	5.1%	$28.0	4.2%	$134.1	4.5%	$103.0	3.8%

Basic earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.72		$0.59		$2.64		$2.41
Discontinued operations	(0.01)		(0.05)		(0.10)		(0.45)
Net income	$0.71		$0.54		$2.54		$1.96

Diluted earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.71		$0.58		$2.59		$2.37
Discontinued operations	(0.01)		(0.05)		(0.10)		(0.44)
Net income	$0.70		$0.53		$2.49		$1.93

Amounts attributable to LifePoint Hospitals, Inc. stockholders:
Income from continuing operations, net of income taxes	$38.6		$30.4		$139.2		$126.7
Loss from discontinued operations, net of income taxes	(0.6)		(2.4)		(5.1)		(23.7)
Net income	$38.0		$28.0		$134.1		$103.0

LIFEPOINT HOSPITALS, INC. UNAUDITED EARNINGS (LOSS) PER SHARE CALCULATION Dollars and shares in millions, except per share amounts

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Income from continuing operations	$39.4	$31.0	$141.7	$128.9
Less: Net income attributable to noncontrolling interests	(0.8)	(0.6)	(2.5)	(2.2)
Income from continuing operations attributable to LifePoint Hospitals, Inc.	38.6	30.4	139.2	126.7
Loss from discontinued operations, net of income taxes	(0.6)	(2.4)	(5.1)	(23.7)
Net income attributable to LifePoint Hospitals, Inc.	$38.0	$28.0	$134.1	$103.0

Basic weighted average number of shares outstanding	53.1	52.0	52.7	52.5
Other share equivalents	1.2	0.9	1.1	1.0
Diluted weighted average number of shares outstanding and equivalents	54.3	52.9	53.8	53.5

Basic earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.72	$0.59	$2.64	$2.41
Discontinued operations	(0.01)	(0.05)	(0.10)	(0.45)
Net income	$0.71	$0.54	$2.54	$1.96

Diluted earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.71	$0.58	$2.59	$2.37
Discontinued operations	(0.01)	(0.05)	(0.10)	(0.44)
Net income	$0.70	$0.53	$2.49	$1.93

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS In millions

	Dec. 31, 2009	Dec. 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$187.2	$75.7
Accounts receivable, less allowances for doubtful accounts of $433.2 and $374.4 at December 31, 2009 and 2008, respectively	325.2	315.9
Inventories	75.3	69.6
Assets held for sale	–	21.6
Prepaid expenses	12.0	12.0
Income taxes receivable	10.0	19.9
Deferred tax assets	121.3	103.4
Other current assets	23.1	19.2
	754.1	637.3

Property and equipment:
Land	75.5	71.1
Buildings and improvements	1,377.0	1,257.2
Equipment	840.9	737.9
Construction in progress	19.9	39.7
	2,313.3	2,105.9
Accumulated depreciation	(813.9)	(689.9)
	1,499.4	1,416.0

Deferred loan costs, net	23.0	31.3
Intangible assets, net	68.6	68.8
Other	5.2	10.4
Goodwill	1,523.0	1,516.5
Total assets	$3,873.3	$3,680.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$77.3	$92.3
Accrued salaries	81.8	73.2
Other current liabilities	108.1	94.5
Current maturities of long-term debt	1.0	1.1
	268.2	261.1

Long-term debt	1,398.8	1,392.1
Deferred income tax liabilities	176.9	153.2
Reserves for self-insurance claims and other liabilities	135.3	146.2
Long-term income tax liability	51.3	59.4
Total liabilities	2,030.5	2,012.0

Redeemable noncontrolling interests	12.0	12.8

Equity:
LifePoint Hospitals, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.6	0.6
Capital in excess of par value	1,246.4	1,212.6
Accumulated other comprehensive loss	(17.4)	(28.3)
Retained earnings	748.5	614.4
Common stock in treasury, at cost	(150.4)	(147.3)
Total LifePoint Hospitals, Inc. stockholders’ equity	1,827.7	1,652.0
Noncontrolling interests	3.1	3.5
Total equity	1,830.8	1,655.5
Total liabilities and equity	$3,873.3	$3,680.3

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS In millions

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income	$38.8	$28.6	$136.6	$105.2
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	0.6	2.4	5.1	23.7
Stock-based compensation	5.8	5.8	22.3	23.4
ESOP expense (non-cash portion)	–	1.5	–	7.6
Depreciation and amortization	36.9	34.3	143.0	132.1
Amortization of physician minimum revenue guarantees	3.9	2.5	13.6	9.3
Amortization of convertible debt discounts	5.5	5.1	21.1	19.7
Amortization of deferred loan costs	2.5	1.8	8.3	7.3
Deferred income tax expense (benefit)	17.7	2.4	(7.2)	(4.5)
Reserves for self-insurance claims, net of payments	5.0	9.7	16.8	17.6
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	6.6	1.1	(3.5)	(11.2)
Inventories and other current assets	(3.5)	(0.2)	(6.9)	(2.0)
Accounts payable and accrued expenses	8.4	(17.5)	(10.7)	(11.1)
Income taxes payable/receivable	(7.4)	8.7	9.9	26.2
Other	0.2	0.1	1.9	3.3
Net cash provided by operating activities – continuing operations	121.0	86.3	350.3	346.6
Net cash used in operating activities – discontinued operations	(1.4)	(1.3)	(0.4)	(12.5)
Net cash provided by operating activities	119.6	85.0	349.9	334.1

Cash flows from investing activities:
Purchase of property and equipment	(47.8)	(46.1)	(166.6)	(157.6)
Acquisitions, net of cash acquired	(1.7)	(11.2)	(81.4)	(21.8)
Other	–	(1.0)	3.9	(5.9)
Net cash used in investing activities – continuing operations	(49.5)	(58.3)	(244.1)	(185.3)
Net cash provided by (used in) investing activities – discontinued operations	0.1	(0.8)	19.6	(5.8)
Net cash used in investing activities	(49.4)	(59.1)	(224.5)	(191.1)

Cash flows from financing activities:
Proceeds from borrowings	–	–	–	10.4
Payments on borrowings	–	(0.1)	(13.5)	(10.1)
Repurchases of common stock	(0.1)	(0.1)	(3.1)	(118.3)
Proceeds from exercise of stock options	0.9	0.2	10.8	3.6
Proceeds from employee stock purchase plans	–	–	1.0	0.8
Distributions to noncontrolling interests, net of proceeds	(2.8)	(0.9)	(4.2)	(3.3)
(Purchase of) proceeds from redeemable noncontrolling interests	–	–	(0.8)	2.2
Capital lease payments and other	(0.5)	0.3	(4.1)	(4.6)
Net cash used in financing activities – continuing operations	(2.5)	(0.6)	(13.9)	(119.3)
Net cash used in financing activities – discontinued operations	–	(1.1)	–	(1.1)
Net cash used in financing activities	(2.5)	(1.7)	(13.9)	(120.4)

Change in cash and cash equivalents	67.7	24.2	111.5	22.6
Cash and cash equivalents at beginning of period	119.5	51.5	75.7	53.1
Cash and cash equivalents at end of period	$187.2	$75.7	$187.2	$75.7

Supplemental disclosure of cash flow information:
Interest payments	$21.7	$24.0	$76.1	$82.6
Capitalized interest	$0.3	$0.3	$1.1	$0.9
Income taxes paid, net	$6.9	$4.2	$75.4	$59.2

	LIFEPOINT HOSPITALS, INC. UNAUDITED STATISTICS

		Three Months Ended December 31,			Year Ended December 31,
		2009	2008	% Change	2009	2008	% Change
	Continuing Operations: (1)
	Number of hospitals at end of period	47	46	2.2%	47	46	2.2%
	Admissions	46,560	45,674	1.9	188,147	188,713	(0.3)
	Equivalent admissions (2)	97,359	91,321	6.6	392,851	375,539	4.6
	Revenues per equivalent admission	$7,671	$7,390	3.8	$7,542	$7,192	4.9
	Medicare case mix index	1.29	1.28	0.8	1.28	1.27	0.8
	Average length of stay	4.3	4.4	(2.3)	4.3	4.3	–
	Inpatient surgeries	13,354	13,312	0.3	54,599	54,775	(0.3)
	Outpatient surgeries	37,799	36,059	4.8	151,496	145,041	4.5
	Emergency room visits	232,702	210,159	10.7	935,824	873,862	7.1
	Outpatient factor (2)	2.09	2.00	4.5	2.09	1.99	5.0

	Same-Hospital: (3)
	Number of hospitals at end of period	46	46	–%	46	46	–%
	Admissions	44,404	45,674	(2.8)	180,218	188,713	(4.5)
	Equivalent admissions (2)	92,893	91,321	1.7	377,016	375,539	0.4
	Revenues per equivalent admission	$7,688	$7,390	4.0	$7,546	$7,192	4.9
	Medicare case mix index	1.30	1.28	1.6	1.30	1.27	2.4
	Average length of stay	4.3	4.4	(2.3)	4.3	4.3	–
	Inpatient surgeries	12,693	13,312	(4.6)	52,143	54,775	(4.8)
	Outpatient surgeries	35,829	36,059	(0.6)	144,506	145,041	(0.4)
	Emergency room visits	222,266	210,159	5.8	896,986	873,862	2.6
	Outpatient factor (2)	2.09	2.00	4.5	2.09	1.99	5.0

(1)	Continuing operations information includes the results of our same-hospital operations and Rockdale Medical Center and excludes the results of our operations of hospitals that have been disposed of.

(2)

Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volume) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue divided by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3)

Same-hospital information includes the results of the same 46 hospitals operated during the three months and years ended December 31, 2009 and 2008, and excludes the results of the Company’s February 1, 2009, acquisition of Rockdale Medical Center and the hospitals that have been disposed of.

LIFEPOINT HOSPITALS, INC. UNAUDITED SUPPLEMENTAL INFORMATION Dollars in millions

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; impairment charges; provision for income taxes; loss from discontinued operations and net income attributable to noncontrolling interests. LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA for certain financial covenants. The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended December 31,				Year Ended December 31,
	2009		2008		2009		2008
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$746.9	100.0%	$674.9	100.0%	$2,962.7	100.0%	$2,700.8	100.0%

Salaries and benefits	295.9	39.6	267.9	39.7	1,170.9	39.5	1,065.4	39.4
Supplies	104.9	14.0	93.3	13.8	409.1	13.8	372.6	13.8
Other operating expenses	132.3	17.8	127.6	19.0	538.0	18.2	499.8	18.5
Provision for doubtful accounts	94.3	12.6	78.5	11.6	375.4	12.7	313.2	11.6
	627.4	84.0	567.3	84.1	2,493.4	84.2	2,251.0	83.3
Adjusted EBITDA	$119.5	16.0%	$107.6	15.9%	$469.3	15.8%	$449.8	16.7%

The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint Hospitals, Inc. as reflected in the unaudited condensed consolidated statements of operations:

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Adjusted EBITDA	$119.5	$107.6	$469.3	$449.8
Less:
Depreciation and amortization	36.9	34.3	143.0	132.1
Interest expense, net	26.0	27.0	103.2	107.7
Impairment charges	1.1	–	1.1	1.2
Provision for income taxes	16.1	15.3	80.3	79.9
Loss from discontinued operations	0.6	2.4	5.1	23.7
Net income attributable to noncontrolling interests	0.8	0.6	2.5	2.2
Net income attributable to LifePoint Hospitals, Inc.	$38.0	$28.0	$134.1	$103.0

The following table reconciles Adjusted EBITDA as presented for the Company’s 2010 guidance:

	Low End	High End
Adjusted EBITDA	$470.0	$500.0
Less:
Depreciation and amortization	140.9	140.9
Interest expense, net	103.1	103.1
Provision for income taxes	87.0	98.7
Net income attributable to noncontrolling interests	2.7	2.7
Net income attributable to LifePoint Hospitals, Inc.	$136.3	$154.6

CONTACT:
LifePoint Hospitals, Inc.
Jeff Sherman
Executive Vice President and Chief Financial Officer
615-372-8501